Exhibit 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES FIRST QUARTER 2009 RESULTS AND PROVIDES EARNINGS PER SHARE GUIDANCE
•	Strong core price growth of 3.8%.

•	Adjusted EBITDA of $20.5 million for the quarter.

•	Adjusted EBITDA margin of 21.4% for the quarter as compared to 21.1% in 2008.

•	Adjusted earnings per share(1) from continuing operations increased to $0.031 for the quarter ended March 31, 2009 as compared to $0.027 in 2008.

•	Total debt reduced by $15.8 million during the quarter.

•	Provides adjusted earnings per share(1) guidance of $0.38 to $0.40 for 2009, based on current interest and exchange rate levels.
BURLINGTON, Ontario, April 21, 2009, PRNewswire-FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced financial results for the first quarter ended March 31, 2009. On an adjusted basis, fully diluted earnings per share were $0.031 for the quarter as compared to $0.027 in the first quarter of 2008. Revenue for the quarter was $95.8 million compared to $116.6 million for the same quarter in 2008. Reported net income from continuing operations for the quarter was $4.0 million as compared to income in the comparative period of $5.3 million. The results for the quarter are highlighted by:
•	Internal revenue growth from price was $3.2 million or 2.8%, and the decline in Fuel Surcharge was $3.6 million or 3.0%.

•	Excluding recycled commodity sales, net of commodity surcharges, core internal revenue growth from price was 3.8%.

•	Internal revenue relating to volume declined by $5.4 million or 4.7%.

•	Foreign currency translation accounted for $10.9 million or 9.3% of the revenue reduction and the net expiration of municipal contracts accounted for a decline of $4.8 million or 4.1%.
(1)	Adjusted EPS is defined as earnings per share as adjusted for gains on the sale of non-operating assets and certain non-cash adjustments, primarily cumulative adjustments to stock-based compensation, using the average statutory income tax rate estimated at 36% (see table on page 3).
David Sutherland-Yoest, Waste Services President and Chief Executive Officer, stated, “We are pleased to report a strong start to the new year in our seasonally low first quarter and that we have had continued success as an aggressive price leader in our markets. The key to price leverage is providing strong customer service and I commend our district management for staying close to our customers and minimizing service issues. Volumes are down for the industry as a whole and we have experienced reduced special waste volumes at the landfills, but the cost savings initiatives put in place over the past three quarters helped us offset these declines to produce bottom line results slightly ahead of last year. Cash flow was strong in the quarter and we continue to pay down debt. As a result, we are in the best financial position in our history and look forward to taking advantage of our unique collection of assets.”

Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between income from continuing operations, as determined under US GAAP, and EBITDA from continuing operations, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months
	Ended March 31,
	2009	2008
Income from continuing operations	$4,010	$5,330
Income tax provision (benefit)	2,588	(3,397)
Change in fair value of warrants	(1,771)	—
Interest expense	7,498	10,238
Depreciation, depletion and amortization	10,360	11,702

EBITDA from continuing operations (1)	$22,685	$23,873

The following table reconciles the differences between EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the three months ended March 31, 2009 and 2008 (in thousands) (unaudited):

	For The Three Months
	Ended March 31,
	2009	2008
EBITDA from continuing operations (1)	$22,685	$23,873
Adjustments to EBITDA from continuing operations (as defined per credit agreement):
Gain on sale of assets	(3,520)	(245)
Non-cash items (2)	1,378	963

Adjusted EBITDA from continuing operations (1)	$20,543	$24,591

(1) EBITDA from continuing operations and Adjusted EBITDA from continuing operations (“Adjusted EBITDA from continuing operations”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA from continuing operations and Adjusted EBITDA from continuing operations may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA from continuing operations, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA from continuing operations to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2) Non-cash adjustments primarily include stock-based compensation expense and gains and losses on foreign exchange.

The following table reconciles the differences between income (loss) from continuing operations before income taxes, as determined under US GAAP, and adjusted income from continuing operations for the three months ended March 31, 2009 and 2008. This information is then used as the numerator to calculate normalized earnings per share. Adjusted income from continuing operations and normalized earnings per share are non-US GAAP measures used by management to measure performance. We believe that adjusted income from continuing operations and normalized earnings per share may be used by certain investors to analyze and compare our operating performance between periods and against the operating results of other companies whose corporate structure and tax rates differ from ours. Adjusted income from continuing operations and normalized earnings per share are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies (in thousands) (unaudited):

	Three Months Ended
	March 31,
	2009	2008
Income from continuing operations before income taxes	$6,598	$1,933

Adjustments:
Gain from sale of non-operating assets	(3,262)	—
Change in fair value of warrants	(1,771)	—
Other non-cash charges	668	—

Adjusted income from continuing operations before income taxes	2,233	1,933

Income tax provision (benefit) at estimated average statutory rate of 36%	804	696

Adjusted income from continuing operations	$1,429	$1,237

Basic and diluted normalized earnings per share:
Basic and diluted normalized earnings per share — continuing operations	$0.031	$0.027

Weighted average common shares outstanding
Basic	46,254	46,075
Diluted	46,280	46,093

We will host an investor and analyst conference call on Wednesday, April 22, 2009 at 9:30 a.m. (ET) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 866-383-8003 (US and Canada) or 617-597-5330 (International) and enter passcode number 12625802. To hear a web cast of the call over the Internet, access the home page of our website at www.wasteservicesinc.com. A post-view of the call will be available until April 30, 2009 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 13280858. The web cast will also be available on our website.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2008. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
This release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The company’s securities may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements under applicable state and federal securities laws.
Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:

Edwin D. Johnson	J. Todd Atenham
Waste Services, Inc.	Investor Relations
Executive Vice President and Chief Financial Officer	+1-888-917-5105
+1-905-319-1237

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Revenue	$95,792	$116,609

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	63,208	76,544
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization)	13,209	16,365
Depreciation, depletion and amortization	10,360	11,702
Gain on sale of property and equipment, foreign exchange and other	(3,310)	(173)

Income from operations	12,325	12,171

Interest expense	7,498	10,238
Change in fair value of warrants	(1,771)	—

Income from continuing operations before income taxes	6,598	1,933
Income tax provision (benefit)	2,588	(3,397)

Income from continuing operations	4,010	5,330
Income from discontinued operations, net of income tax provision of $265 for the three months ended March 31, 2008	—	409
Gain on sale of discontinued operations, net of income tax provision of $4,549 for the three monthsended March 31, 2008	—	6,969

Net income	$4,010	$12,708

Basic and diluted earnings per share:
Earnings per share — continuing operations.	$0.09	$0.12
Earnings per share — discontinued operations.	—	0.16

Earnings per share — basic and diluted	$0.09	$0.28

Weighted average common shares outstanding:
Basic	46,254	46,075
Diluted	46,280	46,093

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED BALANCE SHEET AND CASH FLOW DATA
(In thousands)

	March 31,	December 31,
	2009	2008
Balance Sheet Data:

Cash	$11,569	$7,227
Current assets	$70,975	$72,961
Total assets	$825,202	$840,927
Current liabilities	$89,346	$93,245
Debt:
Senior secured credit facilities:
US Revolver	$23,499	$34,600
Canadian Revolver	28,329	27,699
US Term loan	37,719	38,125
Canadian Term Loan	98,867	103,505
Senior subordinated notes	158,907	158,854
Other notes	8,961	9,286

Total debt	$356,282	$372,069
Shareholders’ equity	$336,419	$335,018

	Three Months Ended March 31,
	2009	2008
Cash Flow Data:

Net cash flows provided by continuing operations	$16,905	$8,334
Net cash flows provided by (used in) investing activities for continuing operations	$(1,007)	$45,209
Net cash flows used in financing activities of continuing operations	$(11,818)	$(42,859)
Capital expenditures from continuing operations	$6,944	$10,407

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED GROWTH RATES AND COUNTRY DATA
(In thousands)
Waste Services, Inc.
Revenue Growth
For The Three Months Ended March 31, 2009
(in thousands)

Total Revenue, March 31, 2008	$116,609
Impact on revenue from changes in:
Price	3,248	2.8%
Fuel Surcharge	(3,550)	-3.0%
Volume.	(5,443)	-4.7%
Acquisition / Disposition	481	0.4%
Gain / Loss of Contracts	(4,792)	-4.1%
Other	113	0.1%
Foreign currency impact	(10,874)	-9.3%

Total Revenue, March 31, 2009	$95,792

COUNTRY DATA
(In thousands)

	Three Months Ended March 31, 2009
	US		Canada		Total
Revenue	$50,243	100.0%	$45,549	100.0%	$95,792	100.0%
Operating expenses:
Cost of operations	31,975	63.6%	31,233	68.6%	63,208	66.0%
Selling, general and administrative expense	6,446	12.8%	6,763	14.8%	13,209	13.8%
Depreciation, depletion and amortization	6,364	12.7%	3,996	8.8%	10,360	10.8%
Foreign exchange (gain) loss and other	(3,474)	-6.9%	164	0.4%	(3,310)	-3.5%

Income from continuing operations	$8,932	17.8%	$3,393	7.4%	$12,325	12.9%

	Three Months Ended March 31, 2008
	US		Canada		Total
Revenue	$60,090	100.0%	$56,519	100.0%	$116,609	100.0%
Operating expenses:
Cost of operations	38,916	64.8%	37,628	66.6%	76,544	65.6%
Selling, general and administrative expense	8,100	13.5%	8,265	14.6%	16,365	14.0%
Depreciation, depletion and amortization	6,759	11.2%	4,943	8.7%	11,702	10.1%
Foreign exchange gain and other	(200)	-0.3%	27	0.1%	(173)	-0.1%

Income from continuing operations	$6,515	10.8%	$5,656	10.0%	$12,171	10.4%